SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2002

LCC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(703) 873-2000

Not applicable
(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure.

     On December 23, 2002, LCC International, Inc. issued a press release announcing that its 51%-owned subsidiary in The Netherlands, Detron LCC Network Services, B.V. (“Detron-LCC”), had entered into two agreements with Ericsson Telecommunicatie B.V. (“Ericsson”) pursuant to which Detron-LCC had been engaged by Ericsson to outsource certain network rollout, site acquisition and field maintenance services in the Benelux countries, i.e., The Netherlands, Belgium and Luxemburg.

The agreements consist of:

(1)	A Transfer Agreement, dated as of December 19, 2002, pursuant to which Ericsson agreed to (a) transfer to Detron-LCC approximately 75 employees (subject to a maximum of 86 employees) currently engaged in providing network rollout, site acquisition and field maintenance services (the “Services”) for Ericsson in Benelux, (b) transfer to Detron-LCC certain assets used by the employees in the conduct of the Services, (c) enter into a Services Agreement (as described below) with Detron-LCC pursuant to which Ericsson would engage Detron-LCC to provide the Services for a minimal period of two (2) years at certain minimum volume purchase levels, and (d) Detron-LCC agreed to retain the transferred employees for a minimum period of two (2) years unless terminated for extraordinary circumstances based on individual grounds and provided Ericsson fulfills its minimum volume purchase commitments (the “Transfer Agreement”), and

(2)	A Services Agreement, dated as of December 19, 2002, under which Ericsson agreed to (a) engage Detron-LCC, for a period of two (2) years, as Ericsson’s exclusive provider of the network roll out and field maintenance activities conducted by Ericsson in the Benelux, and all site acquisition activities conducted by Ericsson for O2 in The Netherlands, subject to meeting agreed upon performance and productivity levels, and (b) engage Detron-LCC to perform a minimum volume of services requiring at least 60 full-time employees in the first year following closing and 50 full-time employees in the second year following closing.

The purchase price to be paid at closing by Detron-LCC under the Transfer Agreement for the transfer of employees and related assets is nominal, if anything is paid. LCC International, Inc. agreed to guarantee the obligations of Detron-LCC under the Transfer Agreement (excluding any obligations under the Services Agreement), subject to the same limit of liability (Euro 50,000 excluding the two-year employment commitment for the transferred employees) and conditions (e.g.,

Ericsson’s compliance with the volume purchase commitments) afforded Detron-LCC.

Detron-LCC anticipates, based on the minimum volume commitments made by Ericsson under the Services Agreement and other factors, to secure contract revenues from the transaction of approximately Euro 5.7 Million in 2003 and Euro 4.7 Million in 2004. Under the Services Agreement, Ericsson has agreed to pay Detron-LCC, on an annual basis, for any shortfall in the minimum volume purchase commitment.

The closing of the transactions described in the forgoing agreements, scheduled for February 1, 2003, is contingent upon certain closing conditions including applicable workers council approval.

Forward Looking Statements

This Form 8-K and the accompanying press release contain forward-looking statements regarding the closing of the agreements with Ericsson, the revenues anticipated from the transaction, and related arrangements. Actual results could differ materially from these statements. Factors that could cause actual results to differ include (a) the risk that the transactions contemplated by the agreements may not close if the closing conditions are not satisfied or waived prior to closing, and (b) those company performance, general market and overall economic risks highlighted in LCC International, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC INTERNATIONAL, INC.

Date: December 23, 2002	By:	/s/ Peter A. Deliso Peter A. Deliso
Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit	Description	Page

99	Press Release, dated December 23, 2002.	i

4